SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2012

                        Commission File Number 333-136247


                            DOMARK INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                               20-4647578
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

254 S. Ronald Reagan Blvd, Suite 134 Longwood, Florida             32750
     (Address of principal executive offices)                    (Zip Code)

                                 (321) 250-4996
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS,
           APPOINTMENT OF CERTAIN OFFICERS

Effective June 15, 2012, the Company's Shareholders appointed Andrew Ritchie, as CEO of the Company. Mr. Ritchie has not been appointed to any committees of the Board, as the Board does not presently have any committees.

Mr. Ritchie was recruited from Easymed Services Inc. (EZM-CDNX). As CEO of Easymed, Mr. Ritchie led the restructuring of the global medical information Technology Company and positioned the company as a global leader in the TeleMedicine sector. From November 2008 to September 2010, Mr. Ritchie was Operations Director at Evening Standard Ltd. (UK). From January 2006 to July 2007, Mr. Ritchie was the Publisher of The Winnipeg Free Press, at which he reported to the Chairman of the Board and was responsible for 1000 staff, revenue of $120 million, and the leadership of all aspects of the Winnipeg Free Press operations. From 2003 to 2006, Mr. Ritchie was Vice President of Operations at The Globe and Mail (Canada), Canada's largest selling national newspaper with revenues of approximately $300 million. Mr. Ritchie reported directly to the Publisher/CEO and was responsible for the daily operation of all aspects of the newspaper.

On June 15, 2012 the Company and Mr. Ritchie executed an Employment Agreement covering an indefinite period or until terminated. Per the terms of the agreement Mr. Ritchie shall receive a signing bonus of $10,000, have an annual salary of $240,000, and shall be reimbursed for normal business expenses incurred in the performance of his duties under the Agreement.

In addition, Mr. Ritchie shall be entitled to 150,000 Stock Purchase Warrants ("Warrants") exercisable to purchase shares in the Common Stock of the Corporation at US$1.00. The Warrants will be exercisable for a period of three
(3) years and can be vested quarterly on a pro rata basis over twelve (12) months from the date of issue.

Mr. Ritchie will also be enrolled in a long term Executive Option Plan no later than three (3) months after the effective date of the Employment Agreement.

Mr. Ritchie was not appointed pursuant to any arrangement or understanding between Mr. Ritchie and any other person.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                             Description
------                             -----------

10.01 Employment Agreement between Domark International Inc. and Andrew Ritchie dated June 15, 2012

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      DOMARK INTERNATIONAL INC.


                                      By: /s/ R. Brentwood Strasler
                                         ---------------------------------------
                                         R. Brentwood Strasler
                                         President

Date: June 26, 2012


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